AMENDED AND RESTATED

GUIDESTONE FUNDS

TRUST INSTRUMENT

October 1, 2020

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AMENDED AND RESTATED

GUIDESTONE FUNDS

TRUST INSTRUMENT

This AMENDED AND RESTATED TRUST INSTRUMENT is made effective October 1, 2020, and amends and restates the Trust’s Trust Instrument, as previously amended, in its entirety. The Trust was initially established as a Delaware business trust by filing of its certificate of trust with the Secretary of State of the State of Delaware on March 2, 2000, which has been subsequently amended. The name of the Trust to which this Trust Instrument pertains is GuideStone Funds. The purpose of the Trust is to conduct, operate and carry on the business of a management investment company registered under the 1940 Act through one or more Series, and to carry on such other business as the Trustees may from time to time determine pursuant to their authority hereunder.

ARTICLE I

DEFINITIONS

Unless otherwise provided or required by the context:

(a) “Affiliated Person,” “Commission,” “Interested Person,” and “Principal Underwriter” have the meanings provided in the 1940 Act;

(b) “By-laws” means the By-laws of the Trust, as amended from time to time;

(c) “Class” means the class of Shares of a Series established hereunder;

(d) “Covered Person” means a person who is, or has been, a Trustee or an officer, employee or agent of the Trust;

(e) “Delaware Act” means Chapter 38 of Title 12 of the Delaware Code entitled “Treatment of Delaware Statutory Trusts,” as amended from time to time;

(f) “GuideStone Financial Resources” means GuideStone Financial Resources of the Southern Baptist Convention, a Texas non-profit corporation;

(g) “Independent Trustee” means a Trustee who is not an Interested Person of the Trust;

(h) “Interested Trustee” means a Trustee who is an Interested Person of the Trust;

(i) “Investment Adviser” has the meaning provided in the 1940 Act;

(j) The “1940 Act” means the Investment Company Act of 1940, as amended from time to time, and the rules and regulations thereunder (including any Commission interpretations thereof, Commission staff no-action positions thereon, or other Commission staff guidance), and any Commission order(s) thereunder which may from time to time be applicable to the Trust;

(k) “Outstanding Shares” means Shares shown on the books of the Trust or its transfer agent as then issued and outstanding, but does not include Shares which have been repurchased or redeemed by the Trust;

(l) “Registration Statement” means the Trust’s registration statement(s) as filed with the Commission, as from time to time in effect;

(m) “Series” means a series of Shares established hereunder;

(n) “Shareholder” means a record owner of Outstanding Shares;

(o) “Shares” means the shares of beneficial interest into which the beneficial interest in each Series or Class is divided from time to time (including whole Shares and fractions of Shares);

(p) “Trust” means the Delaware statutory trust under the Delaware Act governed by this Trust Instrument;

(q) “Trustees” means the persons who may from time to time be duly elected to serve as Trustees in accordance herewith, for so long as such person continues in office in accordance with the terms of this Trust Instrument, and reference herein to a Trustee or the Trustees refers to such person(s) in his, her or their capacities as Trustee(s) hereunder; and

(r) “Trust Property” means any and all property, real or personal, tangible or intangible, which is owned or held by or for the Trust or any Series or the Trustees on behalf of the Trust or any Series.

ARTICLE II

BOARD OF TRUSTEES

Section 1. Number and Eligibility of Trustees. The Trustees may fix the number of Trustees from time to time; provided that the number of Trustees shall at all times be at least five (5). At all times, a majority of the Trustees shall be Independent Trustees. At all times, all Trustees shall be active members of a Baptist church in friendly cooperation with the Southern Baptist Convention (as defined in the Southern Baptist Convention Constitution).

Section 2. Term of Office. Each Trustee shall hold office until the attainment of the mandatory retirement age or term limit provided herein or until his or her successor is elected (or, in the case of an Interested Trustee that is a member of the board of trustees of GuideStone Financial Resources, until he or she ceases to be such a member of that board), except that (a) any Trustee may resign by delivering to the other Trustees or to any Trust officer a written resignation, which shall be effective upon receipt unless specified to be effective at some other time; and (b) any Trustee may be removed by the vote of a majority of the Outstanding Shares of the Trust. A Trustee must retire at the end of the year in which the Trustee attains eighty years of age or ten years of service as a Trustee, whichever occurs last.

Section 3. Nomination and Election of Trustees. The Independent Trustees shall select and nominate any other person as a candidate to become an Independent Trustee. The Shareholders, by the vote of a majority of the Outstanding Shares of the Trust, shall select and nominate any person as a candidate to become an Interested Trustee. Only the Shareholders, by the vote of a majority of the Outstanding Shares of the Trust, may fill vacancies on the Board of Trustees or otherwise elect a Trustee.

Section 4. Ownership of Trust Property. The Trust Property shall be held separate and apart from any assets now or hereafter held in any capacity other than as Trustee hereunder by the Trustees or any successor Trustees. All of the Trust Property and legal title thereto shall at all times be considered as vested in the Trustees on behalf of the Trust, except that the Trustees may cause legal title to any Trust Property to be held by or in the name of the Trust, or in the name of any other person as nominee, on such terms as the Trustees may determine with the same effect as if such property were held in the name of the Trust. No creditor of any Trustee shall have any right to obtain possession, or otherwise exercise legal or equitable remedies with respect to, any Trust Property with respect to any claim against, or obligation of, such Trustee in his or her individual capacity and not related to the Trust or any Series or Class of the Trust.

Section 5. Effect of Trustees Not Serving. The death, resignation, retirement, removal, incapacity, or inability or refusal to serve of the Trustees, or any one of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Trust Instrument.

Section 6. Trustees, etc. as Shareholders. Subject to the restrictions herein, any Trustee, officer, agent or independent contractor of the Trust may acquire, own and dispose of Shares, or beneficial interests in Shares, to the same extent as any other Shareholder; and the Trustees may issue and sell

Shares to and buy Shares, or beneficial interests in Shares, from any such person or any firm or company in which such person is interested, subject only to any general limitations herein.

Section 7. Delegation by Trustees. Subject only to any limitations required by federal law, including the 1940 Act, the Trustees may delegate any and all powers and authority hereunder as they consider desirable to any officer of the Trust, to any committee of the Trustees, any committee composed of Trustees and other persons and any committee composed only of persons other than Trustees, to any agent or independent contractor of the Trust, or to any custodian, accounting agent, administrator, transfer agent, shareholder servicing agent, Investment Adviser, Principal Underwriter or other service provider, or any employee of the foregoing; provided that such delegation of power or authority by the Trustees shall not cause any Trustee to cease to be a Trustee of the Trust or cause such other person(s) to whom any power or authority has been delegated to be a Trustee of the Trust. The reference in this Trust Instrument to the right of the Trustees to, or circumstances under which they may, delegate any power or authority, or the reference in this Trust Instrument to the authorized agents of the Trustees or any other person to whom any power or authority has been or may be delegated pursuant to any specific provision of this Trust Instrument, shall not limit the authority of the Trustees to delegate any other power or authority under this Trust Instrument to any person, subject only to any limitations under federal law, including the 1940 Act.

Section 8. Compensation of Trustees. Each Trustee may receive reimbursement for reasonable expenses incurred in their capacity as Trustee. No further compensation shall be paid to any Trustee by the Trust.

ARTICLE III

POWERS OF THE TRUSTEES

Section 1. Powers. Subject to the provisions of this Trust Instrument, the business and affairs of the Trust shall be managed by or under the direction of the Trustees. The Trustees shall have full power and authority to take or refrain from taking any action and to execute any contracts and instruments that they may consider necessary or desirable in the management of the Trust. The Trustees shall not in any way be bound or limited by current or future laws or customs applicable to trust investments, but shall have full power and authority to make any investments which they, in their sole discretion, deem proper to accomplish the purposes of the Trust. The Trustees may exercise all of their powers without recourse to any court or other authority. Without limiting the foregoing, the Trustees shall have the power and authority to cause the Trust (or to act on behalf of the Trust):

(a) To invest and reinvest cash, to hold cash uninvested, and to subscribe for, invest in, reinvest in, purchase or otherwise acquire, own, hold, pledge, mortgage, hypothecate, lease, sell, assign, transfer, exchange, distribute, write options on, lend or otherwise deal in, or dispose of, any form of property, including foreign currencies and related instruments and contracts for the future acquisition or delivery of securities or other assets, and financial instruments of every nature and kind, including all types of bonds, debentures, stocks, warrants, time notes, negotiable or non-negotiable instruments, obligations, evidences of indebtedness, certificates of deposit or indebtedness, commercial paper, repurchase agreements, reverse repurchase agreements, dollar rolls, convertible securities, forward contracts, options, futures contracts, swaps, other financial contracts or derivative instruments and securities issued by an investment company registered under the 1940 Act or any series thereof, bankers’ acceptances, and other financial instruments of any kind, issued, created, guaranteed, or sponsored by any and all persons, including states, territories, and possessions of the United States and the District of Columbia and any political subdivision, agency, or instrumentality thereof, any foreign government or any political subdivision of the U.S. Government or any foreign government, or any international instrumentality, or by any bank or savings institution, or by any corporation or organization organized under the laws of the United States or of any state, territory, or possession thereof, or by any corporation or organization organized under any foreign law, or in “when issued” contracts for any such securities, to change the investments of the assets of the Trust; and to exercise any and all rights, powers, and privileges of ownership or interest in respect of any and all such investments of every kind and description, including the right to consent and otherwise act with respect thereto, with power to designate one or more persons to exercise any of said rights, powers, and privileges in respect of any of said instruments, subject to the provisions of the 1940 Act and in accordance with this Trust Instrument;

(b) To operate as and carry on the business of a registered investment company, and exercise all the powers necessary and proper to conduct such a business;

(c) To adopt By-laws not inconsistent with this Trust Instrument providing for the conduct of the business of the Trust;

(d) To appoint and terminate such officers and agents as they deem appropriate;

(e) To employ as custodian of any assets of the Trust, one or more banks, trust companies or companies that are members of a national securities exchange, or other entities that are permitted to serve as such consistent with the 1940 Act;

(f) To retain one or more transfer agents and Shareholder servicing agents, or both;

(g) To provide for the distribution of Shares either through a Principal Underwriter as provided herein or by the Trust itself, or both, or pursuant to a distribution plan of any kind;

(h) To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver powers of attorney to such person(s) as the Trustees shall deem proper, provided that the Trustees shall vote the shares of any investment companies or series thereof established by GuideStone Financial Resources only in accordance with the direction of Shareholders holding a majority of the Outstanding Shares of the Trust or the applicable Series owning said investment company shares;

(i) To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities;

(j) To hold any security or other property (i) in a form not indicating any trust, whether in bearer, book entry, unregistered or other negotiable form, or (ii) either in the Trust’s or Trustees’ own name or in the name of a custodian or sub-custodian or a nominee or nominees, subject to safeguards according to the usual practice of business trusts or investment companies;

(k) To establish separate and distinct Series with separately defined investment objectives and policies and distinct investment purposes, and with separate Shares representing beneficial interests in such Series, and to establish separate Classes, all in accordance with the provisions hereof;

(l) To the full extent permitted by Section 3804 of the Delaware Act, to allocate assets, liabilities and expenses of the Trust to a particular Series and liabilities and expenses to a particular Class or to apportion the same between or among two (2) or more Series or Classes, provided that any liabilities or expenses incurred by a particular Series or Class shall be payable solely out of the assets belonging to that Series or Class as provided for herein;

(m) To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or concern whose securities are held by the Trust; to consent to any contract, lease, mortgage, purchase, or sale of property by such corporation or concern; and to pay calls or subscriptions with respect to any security held in the Trust;

(n) To compromise, arbitrate, or otherwise adjust claims in favor of or against the Trust or any matter in controversy including, but not limited to, claims for taxes;

(o) To make distributions of income and of capital gains to Shareholders in the manner hereinafter provided for;

(p) To borrow money or other property or otherwise obtain credit in the name of the Trust or Series exclusively for Trust (or such Series) purposes, and in connection therewith issue notes or other evidence of indebtedness; and to mortgage, pledge or otherwise subject as security the Trust Property or any part thereof to secure any or all of such indebtedness, including the lending of portfolio securities;

(q) To issue, sell, repurchase, redeem, cancel, retire, acquire, hold, resell, reissue, dispose of and otherwise deal in Shares; to establish terms and conditions regarding the issuance, sale, repurchase, redemption, cancellation, retirement, acquisition, holding, resale, reissuance, disposition of or dealing in Shares; and, subject to the provisions herein, to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds or property of the Trust or of the particular Series with respect to which such Shares are issued;

(r) To purchase and pay for entirely out of Trust Property, or the assets belonging to any appropriate Series, such insurance as the Trustees may deem necessary or appropriate for the conduct of the business, including insurance policies insuring the assets of the Trust or payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, Investment Adviser(s), Principal Underwriter, or independent contractors of the Trust, individually against all claims and liabilities of every nature arising by reason of holding Shares, holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such person as Trustee, officer, employee, agent, Investment Adviser, Principal Underwriter, or independent contractor, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such person against liability;

(s) To carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary or desirable to accomplish any purpose or to further any of the foregoing powers, and to take every other action incidental to the foregoing business or purposes, objects or powers; and

(t) Subject to the 1940 Act, to engage in any other lawful act or activity in which a statutory trust organized under the Delaware Act may engage.

The clauses above shall be construed as objects and powers, and the enumeration of specific powers shall not limit in any way the general powers of the Trustees. Any action by one or more of the Trustees in their capacity as such hereunder shall be deemed an action on behalf of the Trust or the applicable Series, and not an action in an individual capacity. No one dealing with the Trustees shall be under any obligation to make any inquiry concerning the authority of the Trustees, or to see to the application of any payments made or property transferred to the Trustees or upon their order. In construing this Trust Instrument, the presumption shall be in favor of a grant of power to the Trustees.

Section 2. Certain Transactions. Except as prohibited by applicable law, the Trustees may, on behalf of the Trust, employ GuideStone Financial Resources, any Investment Adviser, or any Affiliated Person of GuideStone Financial Resources or an Investment Adviser, as broker, legal counsel, registrar, investment adviser, administrator, distributor, transfer agent, dividend disbursing agent, custodian or in any other capacity upon customary terms notwithstanding the fact that any Trustee or officer of the Trust serves as trustee, director, officer or employee of GuideStone Financial Resources, any Investment Adviser, or any Affiliated Person of GuideStone Financial Resources or an Investment Adviser. For the avoidance of doubt, nothing herein shall preclude the Trustees or officers of the Trust from holding a beneficial interest in Shares through employee benefit plans served by GuideStone Financial Resources.

Section 3. Conversion or Exchange of Shares. Subject to application Federal and state law, the Trustees may without the vote or consent of Shareholders provide for the conversion or exchange of Shares of one or more Series or Classes on such terms and conditions as they may establish from time to time; provided, however, that the Trustees shall provide written notice to the affected Shareholders of the establishment, pursuant to this Section, of any such conversion or exchange feature.

Section 4. Reorganization of Series, Classes. Subject to applicable Federal and state law, the Trustees may without the vote or consent of Shareholders cause a merger or consolidation between any Series or Class and another Series or Class. Such transactions may be effected through share-for-share exchanges, transfers or sale of assets, shareholder in-kind redemptions and purchases, exchange offers or any other method approved by the Trustees. The Trustees shall provide written notice to the affected Shareholders of any transaction whereby, pursuant to this Section, any Series or Class sells, conveys or transfers all or a portion of its assets to another Series or Class or merges or consolidates with another Series or Class.

Section 5. Small Accounts. The Trustees or their authorized agents may establish, from time to time, one or more minimum investment amounts for Shareholder accounts, which may differ within and among any Series or Class, and may impose account fees on (which may be satisfied by involuntarily redeeming the requisite number of Shares in any such account in the amount of such fee), and/or require the involuntary redemption of Shares held in, those accounts the net asset value of which for any reason falls below such established minimum investment amounts, or may authorize the Trust to convert any such Shares in such account to Shares of another Series or Class (whether of the same or a different Series), or take any other such action with respect to minimum investment amounts as may be deemed necessary or appropriate by the Trustees or their authorized agents, in each case upon such terms as shall be established by the Trustees or their authorized agents.

ARTICLE IV

SERIES; CLASSES; SHARES

Section 1. Establishment of Series or Class. The Trust shall consist of the Series and Classes indicated on Schedule A attached hereto, as such Schedule A may be amended from time to time. The establishment of any Series or Class of Shares shall be effective upon the adoption by the Trustees of a resolution that sets forth the designation of, or otherwise identifies, such Series or Class, whether directly in such resolution or by reference to, or approval of, another document that sets forth the designation of, or otherwise identifies, such Series or Class including any Registration Statement or amendment thereto, any amended Schedule A or as otherwise provided in such resolution. Upon the establishment of any Series or Class of Shares or the termination of any existing Series or Class of Shares, Schedule A shall be amended to reflect the addition or termination of such Series or Class and any officer of the Trust is hereby authorized to make such amendment; provided that the amendment of Schedule A shall not be a condition precedent to the establishment or termination of any Series or Class in accordance with this Trust Instrument. The Trustees may designate the relative rights and preferences of the Shares of each Series. The Trustees may divide the Shares of any Series into Classes. In such case each Class of a Series shall represent interests in the assets of that Series and have identical voting, dividend, liquidation and other rights and the same terms and conditions, except that expenses allocated to a Class may be borne solely by such Class as determined by the Trustees. The Trust shall maintain separate and distinct records for each Series and hold and account for the assets thereof separately from the other assets of the Trust or of any other Series. A Series may issue any number of Shares and need not issue Shares. Each Share of a Series shall represent an equal beneficial interest in the net assets of such Series. Each holder of Shares of a Series shall be entitled to receive his or her pro rata share of all distributions made with respect to such Series. Upon redemption of his or her Shares, such Shareholder shall be paid solely out of the funds and property of such Series.

Section 2. Shares. The beneficial interest in the Trust shall be divided into Shares of one or more separate and distinct Series and/or Classes established by the Trustees. The number of Shares of each

Series and Class is unlimited and each Share shall have a par value of $0.001 per Share. All Shares issued hereunder shall be fully paid and nonassessable. Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust. The Trustees shall have full power and authority, in their sole discretion and without obtaining Shareholder approval, to issue original or additional Shares and fractional Shares.

Section 3. Investments in the Trust. Investments may be accepted by the Trust from such persons, at such times, on such terms, and for such consideration as the Trustees or their authorized agents from time to time may authorize in their sole discretion. The Trustees and their authorized agents shall have the right to refuse to accept investments in any Series at any time without any cause or reason therefor whatsoever. The Trust shall refuse to accept any investments in any Series, if, after such investment, GuideStone Financial Resources would not directly or indirectly own, control, or hold with power to vote, at least 60% of the Outstanding Shares of the Trust; and the Trust may involuntarily redeem any such investments erroneously accepted in contravention of this provision by the Trust or its transfer agent. Any amendment to, repeal of, or adoption of any provision inconsistent with this Section shall be null and void and of no effect unless it has been approved by GuideStone Financial Resources as the holder of a majority of the Outstanding Shares of the Trust.

Section 4. Assets and Liabilities of Series. All consideration received by the Trust for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof (including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be), shall be held and accounted for separately from the other assets of the Trust and every other Series and are referred to as “assets belonging to” that Series. The assets belonging to a Series shall belong only to that Series for all purposes, and to no other Series, subject only to the rights of creditors of that Series. Any assets, income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular Series shall be allocated by the Trustees between and among one or more Series as the Trustees deem fair and equitable. Each such allocation shall be conclusive and binding upon the Shareholders of all Series for all purposes, and such assets, earnings, income, profits or funds, or payments and proceeds thereof shall be referred to as assets belonging to that Series. The assets belonging to a Series shall be so recorded upon the books of the Trust, and shall be held by the Trustees in trust for the benefit of the Shareholders of that Series. The assets belonging to a Series shall be charged with the liabilities of that Series and all expenses, costs, charges and reserves attributable to that Series, except that liabilities and expenses allocated solely to a particular Class shall be borne by that Class. Any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular Series or Class shall be allocated and charged by the Trustees between or among any one or more of the Series or Classes in such manner as the Trustees deem fair and equitable. Each such allocation shall be conclusive and binding upon the Shareholders of all Series or Classes for all purposes.

Without limiting the foregoing, but subject to the right of the Trustees to allocate general liabilities, expenses, costs, charges or reserves as herein provided, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets of such Series only, and not against the assets of the Trust generally or of any other Series. Notice of this contractual limitation on liabilities among Series is set forth in the certificate of trust of the Trust as filed in the Office of the Secretary of State of the State of Delaware pursuant to the Delaware Act, and thus the statutory provisions of Section 3804 of the Delaware Act relating to limitations on liabilities among Series (and the statutory effect under Section 3804 of setting forth such notice in the certificate of trust) is applicable to the Trust and each Series. Any person extending credit to, contracting with or having any claim against any Series may look only to the assets of that Series to satisfy or enforce any debt, with respect to that Series. No Shareholder or former Shareholder of any Series shall have a claim on or any right to any assets allocated or belonging to any other Series.

Section 5. Ownership and Transfer of Shares. The Trust or a transfer agent of the Trust shall maintain a register containing the names and addresses of the Shareholders of each Series and Class thereof, the number of Shares of each Series and Class held by such Shareholders, and a record of all Share transfers. The register shall be conclusive as to the identity of Shareholders of record and the number of Shares held by them from time to time. The Trustees shall not be required to, but may authorize the issuance of certificates representing Shares and adopt rules governing their use. The Trustees may make rules governing the transfer of Shares, whether or not represented by certificates.

Section 6. Status of Shares; Limitation of Shareholder Liability. Shares shall be deemed to be personal property giving Shareholders only the rights provided in this Trust Instrument. Every Shareholder, by virtue of having acquired a Share, shall be held expressly to have assented to and agreed to be bound by the terms of this Trust Instrument. The death, incapacity, dissolution, termination or bankruptcy of a Shareholder during the existence of the Trust shall not operate to terminate the Trust, nor entitle the representative of any such Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but entitles such representative only to the rights of such Shareholder under this Trust Instrument. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust Property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders as partners. No Shareholder shall be personally liable for the debts, liabilities, obligations and expenses incurred by, contracted for, or otherwise existing with respect to, the Trust or any Series. Neither the Trust nor the Trustees shall have any power to bind any Shareholder personally or to demand payment from any Shareholder for anything, other than as agreed by the Shareholder. Shareholders shall have the same limitation of personal liability as is extended to shareholders of a private corporation for profit incorporated in the State of Delaware. Every written obligation of the Trust or any Series shall contain a statement to the effect that such obligation may only be enforced against the assets of the Trust or such Series; however, the omission of such statement shall not operate to bind or create personal liability for any Shareholder or Trustee.

ARTICLE V

NET ASSET VALUE, DISTRIBUTIONS AND REDEMPTIONS

Section 1. Determination of Net Asset Value, Net Income, and Distributions. Subject to applicable federal law, including the 1940 Act, the Trustees, in their sole discretion, may prescribe (and delegate to any officer of the Trust or any other person(s) the right and obligation to prescribe) such bases and time (including any methodology or plan) for determining the per Share or aggregate net asset value of the Shares of the Trust or any Series or Class or net income attributable to the Shares of the Trust or any Series or Class, or the declaration and payment of dividends and distributions on the Shares of the Trust or any Series or Class and the method of determining the Shareholders to whom dividends and distributions are payable, as they may deem necessary or desirable. The net asset value of Shares shall be determined separately for each Series or Class at such times as may be prescribed by the Trustees or, in the absence of action by the Trustees, as of the close of trading on the New York Stock Exchange on each day for all or part of which such Exchange is open for unrestricted trading. Without limiting the generality of the foregoing, but subject to applicable federal law, including the 1940 Act, any dividend or distribution may be paid in cash and/or securities or other property, and the composition of any such distribution shall be determined by the Trustees (or by any officer of the Trust or any other person(s) to whom such authority has been delegated by the Trustees). Dividends and other distributions may be paid pursuant to a standing resolution adopted once or more often as the Trustees determine. All dividends and other distributions on Shares of a particular Series shall be distributed pro rata to the Shareholders of that Series in proportion to the number of Shares of that Series they held on the record date established for such payment, except that such dividends and distributions shall appropriately reflect expenses allocated to a particular Class of such Series.

Section 2. Redemptions. Each Shareholder of a Series shall have the right at such times as may be permitted by the Trustees to require the Series to redeem all or any part of his or her Shares at a redemption price per Share equal to the net asset value per Share at such time as the Trustees shall have prescribed by resolution. In the absence of such resolution, the redemption price per Share shall be the net asset value next determined after receipt by the Series of a request for redemption in proper form less such charges as are determined by the Trustees and described in the Registration Statement. The Trustees may specify conditions, prices, and places of redemption, and may specify binding requirements for the proper form or forms of requests for redemption. Payment of the redemption price may be wholly or partly in securities or other assets at the value of such securities or assets used in such determination of net asset value, or may be in cash. Upon redemption, Shares may be reissued from time to time.

Section 3. Disclosure Requirements for Shareholders. Shareholders shall upon demand disclose to the Trustees in writing such information concerning direct and indirect ownership of Shares as the Trustees deem necessary to comply with the requirements of any taxing or other legal authority.

ARTICLE VI

SHAREHOLDERS’ VOTING POWERS AND MEETINGS

Section 1. Voting Powers. The Shareholders shall have power to vote, without limitation, with respect to: (a) the election of Trustees as provided herein; (b) the removal of Trustees as provided herein; (c) when required, any contract with an Investment Adviser as provided herein; (d) any termination of the Trust as provided herein; (e) the amendment of this Trust Instrument; (f) the fundamental investment policies of the Trust as provided herein; and (g) such additional matters relating to the Trust as may be required or authorized by law or this Trust Instrument, or as the Trustees may consider desirable. On any matter submitted to the vote of the Shareholders, all Shares shall be voted by individual Series or Class, except: (h) in the case of the election or removal of Trustees, the amendment of this Trust Instrument, or when required by the 1940 Act, Shares shall be voted in the aggregate and not by individual Series or Class; and (i) when the Trustees have determined that the matter affects the interests of more than one Series or Class, then the Shareholders of all such Series or Classes shall be entitled to vote thereon. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote, and each fractional Share shall be entitled to a proportionate fractional vote. There shall be no cumulative voting in the election of Trustees. Until Shares of a Series are issued, as to that Series the Trustees may exercise all rights of shareholders and may take any action required or permitted to be taken by Shareholders by law or this Trust Instrument.

Section 2. Meetings of Shareholders. Special meetings of the Shareholders of the Trust may be called by the Trustees and shall be called by the Trustees upon the written request of Shareholders owning a majority of the Outstanding Shares of the Trust.

Section 3. Quorum; Required Vote. The number of Outstanding Shares of each Series, Class, or the Trust, as applicable, representing more than fifty percent (50%) of the Outstanding Shares of that Series, Class, or the Trust, as applicable, as of the record date, shall be a quorum for the transaction of business at a Shareholders’ meeting. Any lesser number shall be sufficient for adjournments. Any adjourned session of a Shareholders’ meeting may be held within a reasonable time without further notice. Except when a larger vote is required by law or this Trust Instrument, a majority of the Outstanding Shares of each Series, Class, or the Trust, as applicable, present or represented by proxy at a meeting of Shareholders shall decide any matters voted upon with respect to that Series, Class, or the Trust, as applicable.

Section 4. Action Without a Meeting. Notwithstanding anything herein to the contrary, Shareholders may take any action without a meeting if a majority (or such greater amount as may be required by law) of the Outstanding Shares entitled to vote on the matter consent to the action in writing, and such written consents shall be filed with the records of Shareholders’ meetings. Such written consent shall be treated for all purposes as a vote at a meeting of the Shareholders.

ARTICLE VII

CONTRACTS WITH SERVICE PROVIDERS

Section 1. Investment Advisers and Administrators. The Trust may enter into contracts with one or more persons to act as investment adviser, investment sub-adviser, manager, investment manager, administrator, sub-administrator or other agent, and as such to perform such functions as the Trustees may deem reasonable and proper, including, without limitation, investment advisory, management, research, valuation of assets, clerical and administrative functions, under such terms and conditions, and for such compensation, as the Trustees may deem advisable. The Trustees may also authorize any adviser or sub-adviser to employ one or more sub-advisers from time to time and any administrator to employ one or more sub-administrators from time to time, upon such terms and conditions as shall be approved by the Trustees.

Section 2. Underwriters and Transfer Agents. The Trust may enter into a contract or contracts with one or more persons to act as underwriters, distributors or placement agents whereby the Trust may either agree to sell Shares of the Trust or any Class to the other party or parties to the contract or appoint such other party or parties its sales agent or agents for such Shares and with such other provisions as the Trustees may deem reasonable and proper, and the Trust may from time to time enter into transfer agency, sub-transfer agency and/or shareholder servicing contracts, in each case with such terms and conditions, and providing for such compensation, as the Trustees may deem advisable.

Section 3. Custodians. All securities and cash of the Trust shall be held pursuant to a written contract or contracts with one or more custodians and sub-custodians or shall otherwise be held in accordance with the 1940 Act, to the extent applicable.

Section 4. Parties to Contracts with Service Providers. Any contract of the character described in this Article may be entered into with any person, including the investment adviser, any investment sub-adviser or an affiliate of the investment adviser or sub-adviser, although one or more of the Trustees, officers, or Shareholders of the Trust may be an officer, director, trustee, shareholder, or member of such other party to the contract, or otherwise interested in such contract, and no such contract shall be invalidated or rendered voidable by reason of the existence of any such relationship, nor shall any person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom. The same person may be a party to more than one contract entered into pursuant to this Article and any individual may be financially interested or otherwise affiliated with persons who are parties to any or all of the contracts mentioned in this Article.

Section 5. Scope of Authority. The authority of the Trustees hereunder to authorize the Trust to enter into contracts or other agreements or arrangements shall include the authority of the Trustees to modify, amend, waive any provision of, supplement, assign all or a portion of, novate, or terminate such contracts, agreements or arrangements. The enumeration of any specific contracts in this Article shall in no way be deemed to limit the power and authority of the Trustees as otherwise set forth in this Trust Instrument to authorize the Trust to employ, contract with or make payments to such persons as the Trustees may deem desirable for the transaction of the business of the Trust. The Trustees are further empowered, at any time and from time to time, to contract with any person to provide such other services to the Trust or one or more of the Series, as the Trustees determine to be in the best interests of the Trust and the applicable Series.

ARTICLE VIII

EXPENSES OF THE TRUST AND SERIES

Subject to the other provisions hereof, and the requirements of the 1940 Act, where applicable, the Trust or a particular Series shall pay from the Trust estate or the assets belonging to the particular Series for their expenses and disbursements, including, but not limited to, interest charges, taxes, brokerage fees and commissions; expenses of issue, repurchase and redemption of Shares; certain insurance premiums; applicable fees, interest charges and expenses of third parties, including the Trust’s investment advisers, managers, administrators, distributors, custodians, transfer agents and fund accountants; fees of pricing, interest, dividend, credit and other reporting services; costs of membership in trade associations; telecommunications expenses; funds transmission expenses; auditing, legal and compliance expenses; costs of forming the Trust and its Series and maintaining its existence; costs of preparing and printing the prospectuses of the Trust and each Series, statements of additional information and reports for Shareholders and delivering them to Shareholders; expenses of meetings of Shareholders (unless otherwise agreed to by another party); costs of maintaining books and accounts; costs of reproduction, stationery and supplies; fees and expenses of the Trustees; costs of other personnel performing services for the Trust or any Series; costs of Trustee meetings; Commission registration fees and related expenses; state or foreign securities laws registration fees and related expenses; and for such non-recurring items as may arise, including litigation to which the Trust or a Series (or a Trustee or officer of the Trust acting as such) is a party, and for all losses and liabilities by them incurred in administering the Trust.

ARTICLE IX

LIMITATION OF LIABILITY

AND INDEMNIFICATION

Section 1. Limitation of Liability. To the fullest extent permitted by law, a Trustee shall be liable to the Trust and to any Shareholder solely for his or her own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office of Trustee, and shall not be liable for errors of judgment or mistakes of fact or law. The Trustees shall not be responsible or liable in any event for any neglect or wrongdoing of any officer, agent, employee, investment adviser, sub-adviser, principal underwriter, or other service provider of the Trust. All Persons extending credit to, contracting with or having any claim against the Trust or any Series shall look only to the assets of the Trust or any applicable Series that such person extended credit to, contracted with or has a claim against, and neither the Trustees nor the Shareholders, nor any of the Trust’s officers, employees or agents, whether past, present or future, shall be personally liable therefor. Every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever executed or done by or on behalf of the Trust or the Trustees by any of them in connection with the Trust shall conclusively be deemed to have been executed or done only in or with respect to his or their capacity as Trustee or Trustees, and such Trustee or Trustees shall not be personally liable thereon. At the Trustees’ discretion, any note, bond, contract, instrument, certificate or undertaking made or issued by the Trustees or by any officer or officers may give notice that the Certificate of Trust is on file in the Office of the Secretary of State of the State of Delaware and that a limitation on liability of Series exists and such note, bond, contract, instrument, certificate or undertaking may, if the Trustees so determine, recite that the same was executed or made on behalf of the Trust by a Trustee or Trustees in such capacity and not individually or by an officer or officers in such capacity and not individually and that the obligations of such instrument are not binding upon any of them or the Shareholders individually but are binding only on the assets and property of the Trust or a Series thereof, and may contain such further recital as such person or persons may deem appropriate. The omission of any such notice or recital shall in no way operate to bind any Trustees, officers or Shareholders individually.

Section 2. Insurance. The Trustees shall be entitled and empowered to the fullest extent permitted by law to purchase with Trust assets insurance for liability and for all expenses reasonably incurred or paid or expected to be paid by a Trustee, officer, employee or agent of the Trust in connection with any claim, action, suit or proceeding in which he or she becomes involved by virtue of his or her capacity or former capacity with the Trust.

Section 3. Indemnification.

(a) Subject to the exceptions and limitations contained in subsection (b) below:

(i) every Covered Person shall be indemnified by the Trust and each Series to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him or her in connection with any investigation, claim, action, suit or proceeding in which he or she becomes involved as a party or otherwise by virtue of his or her being or having been a Covered Person and against amounts paid or incurred by him or her in the settlement thereof.

(ii) as used herein, the words “investigation,” “claim,” “action,” “suit” or “proceeding” shall apply to all investigations, claims, actions, suits or proceedings (civil, criminal, investigative or other, including appeals), whether formal or informal, actual or threatened, and the words “liability” and “expenses” shall include, without limitation, attorney’s fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities whatsoever.

(b) To the extent required under the 1940 Act, but only to such extent, no indemnification shall be provided hereunder to a Covered Person:

(i) who shall have been finally adjudicated by a court or body before which the proceeding was brought to be liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office; or

(ii) in the event of a settlement, unless there has been a determination that such Covered Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office: (A) by the court or other body approving the settlement; (B) by at least a majority of those Trustees who are neither Interested Persons of the Trust nor are parties to the matter based upon a review of readily available facts (as opposed to a full trial-type inquiry); or (C) by written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry).

(c) The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not be exclusive of or affect any other rights to which any Covered Person may now or hereafter be entitled and shall inure to the benefit of the heirs, executors and administrators of a Covered Person.

(d) To the extent that any determination is required to be made as to whether a Covered Person engaged in conduct for which indemnification is not provided as described herein, or as to whether there is reason to believe that a Covered Person ultimately will be found entitled to indemnification, the person or persons making the determination shall afford the Covered Person a rebuttable presumption that the Covered Person has not engaged in such conduct and that there is reason to believe that the Covered Person ultimately will be found entitled to indemnification.

(e) To the maximum extent permitted by applicable law, expenses in connection with the preparation and presentation of a defense to any claim, action, suit or proceeding of the character described in subsection (a) of this Section shall be paid from time to time prior to final disposition thereof upon receipt of an undertaking by or on behalf of such Covered Person that such amount will be paid over by him or her to the Trust or applicable Series if it is ultimately determined that he or she is not entitled to indemnification under this Section; provided, however, that any such advancement will be made in accordance with any conditions required by the Commission. The advancement of any expenses pursuant to this Section shall under no circumstances be considered a “loan” under the Sarbanes-Oxley Act of 2002, as amended from time to time, or for any other reason.

(f) Any repeal or modification of this Article or adoption or modification of any other provision of this Trust Instrument inconsistent with this Article shall be prospective only to the extent that such repeal or modification would, if applied retrospectively, adversely affect any limitation on the liability of any Covered Person or indemnification or right to advancement of expenses available to any Covered Person with respect to any act or omission that occurred prior to such repeal, modification or adoption.

(g) Notwithstanding any other provision in this Trust Instrument to the contrary, any liability and/or expense against which any Covered Person is indemnified under this Section and any advancement of expenses that any Covered Person is entitled to be paid under this Section shall be deemed to be joint and several obligations of the Trust and each Series, and the assets of the Trust and each Series shall be subject to the claims of any Covered Person therefor under this Article; provided that any such liability, expense or obligation may be allocated and charged by the Trustees between or among the Trust and/or any one or more Series (and Classes) in such manner as the Trustees in their sole discretion deem fair and equitable.

(h) Nothing contained herein shall affect any rights to indemnification to which any Covered Person may be entitled by contract or otherwise under law or prevent the Trust from entering into any contract to provide indemnification to any Covered Person.

Section 4. Indemnification of Shareholders. If any Shareholder or former Shareholder of any Series is held personally liable solely by reason of his or her being or having been a Shareholder and not because of his or her acts or omissions or for some other reason, the Shareholder or former Shareholder (or his or her heirs, executors, administrators or other legal representatives or, in the case of any entity, its general successor) shall be entitled out of the assets belonging to the applicable Series to be held harmless from and indemnified against all loss and expense arising from such liability. The Trust, on behalf of the affected Series, shall, upon request by such Shareholder or former Shareholder, assume the defense of any claim made against him or her for any act or obligation of the Series and satisfy any judgment thereon from the assets belonging to the Series.

ARTICLE X

INVESTMENTS BY THE TRUST

Section 1. Investment Objectives, Policies and Restrictions. Each Series shall adhere to the fundamental and nonfundamental investment objectives, policies and restrictions applicable to that Series disclosed in the Registration Statement. If a percentage limitation is adhered to at the time of an investment, a later increase or decrease in the percentage resulting from a change in the value of the assets of a Series shall not be a violation of such investment restrictions.

Section 2. Faith-Based Investment Policy. Notwithstanding any other provision of this Trust Instrument, Trust assets of any Series shall not be invested in securities of any company that is publicly recognized (as determined by GuideStone Financial Resources) as being in the alcohol, tobacco, gambling, pornography, or abortion industries, or any company whose products, services or activities are publicly recognized (as determined by GuideStone Financial Resources) as being incompatible with the moral and ethical posture of GuideStone Financial Resources. Any amendment to, repeal of, or adoption of any provision inconsistent with this Section shall be null and void and of no effect unless it has been approved by GuideStone Financial Resources as the holder of a majority of the Outstanding Shares of the Trust.

Section 3. Amendment of Investment Objectives, Policies and Restrictions. Notwithstanding the applicable voting requirements of the 1940 Act, any investment objectives, policies and restrictions of the Trust or any Series which are designated as fundamental in the Registration Statement may only be changed by the vote of a majority of the Outstanding Shares of the Trust or such affected Series. Any investment objectives, policies or restrictions deemed non-fundamental may be changed by vote of the Board of Trustees.

ARTICLE XI

MISCELLANEOUS

Section 1. Statutory Trust Only. This Trust Instrument continues a statutory trust pursuant to the Delaware Act, and no general partnership, limited partnership, joint stock association, corporation, bailment, or any form of legal relationship other than a statutory trust pursuant to the Delaware Act is created hereby. Nothing in this Trust Instrument shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association. No Trustee shall have any power to bind personally either the Trust’s officers or any Shareholder.

Section 2. Trustee’s Good Faith Action; Expert Advice; No Bond or Surety. The exercise in good faith by the Trustees of their powers and discretions hereunder shall be binding upon everyone interested. The Trustees may rely in good faith upon advice of counsel or other experts with respect to the meaning and operation of this Trust Instrument and their duties as Trustees hereunder, and shall be under no liability for any act or omission in accordance with such advice; provided the Trustees shall be under no liability for failing to follow such advice. A Trustee shall be fully protected in relying in good faith upon the records of the Trust and upon information, opinions, reports or statements presented by another Trustee or any officer, employee or other agent of the Trust, or by any other person as to matters the Trustee reasonably believes are within such other person’s professional or expert competence, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits or losses of the Trust or any Series or Class, or the value and amount of assets or reserves or contracts, agreements or other undertakings that would be sufficient to pay claims and obligations of the Trust or any Series or Class or to make reasonable provision to pay such claims and obligations, or any other facts pertinent to the existence and amount of assets from which distributions to Shareholders or creditors of the Trust might properly be paid. The appointment, designation or identification of a Trustee as chair of the Trustees, a member or chair of a committee of the Trustees, an expert on any topic or in any area (including an audit committee financial expert), or the lead independent Trustee, or any other special appointment, designation or identification of a Trustee, shall not impose on that person any standard of care or liability that is greater than that imposed on that person as a Trustee in the absence of the appointment, designation or identification, and no Trustee who has special skills or expertise, or is appointed, designated or identified as aforesaid, shall be held to a higher standard of care by virtue thereof. In addition, no appointment, designation or identification of a Trustee as aforesaid shall affect in any way that Trustee’s rights or entitlement to indemnification or advancement of expenses. The Trustees shall not be required to give any bond as such, nor any surety if a bond is obtained.

Section 3. Termination of the Trust or Any Series or Class.

(a) Unless terminated as provided herein, the Trust shall continue without limitation of time. Subject the approval of a majority of the Outstanding Shares of the Trust, the Trust may be dissolved at any time by the Trustees. Any Series of Shares may be dissolved at any time by the Trustees (without Shareholder approval). Any Class may be terminated at any time by the Trustees (without Shareholder approval). Any action to dissolve the Trust shall be deemed to also be an action to dissolve each Series, and to terminate each Class.

(b) In accordance with Section 3808 of the Delaware Act, upon the requisite action by the Trustees to dissolve the Trust or any one or more Series of Shares, after paying or otherwise providing for all charges, taxes, expenses and liabilities, whether due or accrued or anticipated, of the Trust or of the particular Series as may be determined by the Trustees, the Trust shall in accordance with such procedures as the Trustees consider appropriate reduce the remaining assets of the Trust or of the affected Series to distributable form in cash or Shares (if any Series remain) or other securities, or any combination thereof, and distribute the proceeds to the Shareholders of the Trust or any applicable Series, ratably according to the number of Shares of the Trust or such Series held by the several Shareholders of the Trust or such Series on the date of distribution. Thereupon, the Trust and/or any affected Series shall terminate and the Trustees and the Trust shall be discharged of any and all further liabilities and duties relating thereto or arising therefrom, and the right, title and interest of all parties with respect to the Trust and/or such Series shall be canceled and discharged. Upon the requisite action by the Trustees to terminate any Class, the Trustees may, to the extent they deem it appropriate, follow the procedures set forth in this Section with respect to such Class that are specified in connection with the dissolution and winding up of the Trust or any Series of Shares. Alternatively, in connection with the termination of any Class, the Trustees may treat such termination as a redemption of the Shareholders of such Class provided that the costs relating to the termination of such Class shall be included in the determination of the net asset value of the Shares of such Class for purposes of determining the redemption price to be paid to the Shareholders of such Class (to the extent not otherwise included in such determination). In connection with the dissolution and liquidation of the Trust or any Series and in connection with the termination of any Class, the Trustees may provide for the establishment of a liquidating trust or similar vehicle.

(c) Following completion of winding up of the Trust’s business, the Trustees shall cause a certificate of cancellation of the Trust’s Certificate of Trust to be filed in accordance with the Delaware Act, which certificate of cancellation may be signed by any one Trustee. Upon the filing of such certificate of cancellation, the Trust shall terminate, the Trustees shall be discharged of any and all further liabilities and duties relating thereto or arising therefrom, and the right, title and interest of all parties with respect to the Trust shall be canceled and discharged.

Section 4. Applicable Law. This Trust Instrument and the Trust created hereunder are governed by and construed and administered according to the Delaware Act and the applicable laws of the State of Delaware; provided, however, that there shall not be applicable to the Trust, the Trustees or this Trust Instrument the provisions of Section 3540 of Title 12 of the Delaware Code, or any provisions of the laws (statutory or common) of the State of Delaware (other than the Delaware Act) pertaining to trusts that relate to or regulate: (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges; (ii) affirmative requirements to post bonds for trustees, officers, agents or employees of a trust; (iii) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property; (iv) fees or other sums payable to trustees, officers, agents or employees of a trust; (v) the allocation of receipts and expenditures to income or principal; (vi) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets; or (vii) the establishment of fiduciary or other standards of responsibilities or limitations on the acts or powers of trustees that are inconsistent with the limitations or liabilities or authorities and powers of the Trustees set forth or referenced in this Trust Instrument. The Trust shall be of the type commonly called a Delaware statutory trust, and, without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust under Delaware law. The Trust specifically reserves the right to exercise any of the powers or privileges afforded to trusts or actions that may be engaged in by trusts under the Delaware Act, and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

Section 5. Amendments. Only Shareholders, by the vote of a majority of the Outstanding Shares of the Trust, may restate, amend or otherwise supplement this Trust Instrument. Unless otherwise specified therein, any such restatement, amendment and/or supplement hereto shall be effective immediately upon such execution or adoption. Notwithstanding anything else herein, no amendment hereof shall limit the rights to insurance, indemnification and advancement provided by this Trust Instrument with respect to any acts or omissions of persons covered thereby prior to such amendment. For the avoidance of doubt, Schedule A hereto may be amended by any officer of the Trust to reflect the establishment or termination of a Series or Class, as provided in this Trust Instrument.

Section 6. Severability. The provisions of this Trust Instrument are severable. If the Trustees determine, with the advice of counsel, that any provision hereof conflicts with the 1940 Act, the regulated investment company provisions of the Internal Revenue Code of 1986, as amended, or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Trust Instrument; provided, however, that such determination shall not affect any of the remaining provisions of this Trust Instrument or render invalid or improper any action taken or omitted prior to such determination. If any provision hereof shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision only in such jurisdiction and shall not affect any other provision of this Trust Instrument.

Section 7. Inspection of Records and Reports. No Shareholder shall have any right to inspect any account, book or document of the Trust that is not publicly available, except as conferred by the Trustees. Notwithstanding the foregoing, representatives of GuideStone Financial Resources shall have the right to inspect any account or book or document of the Trust at any time. The books and records of the Trust may be kept at such place or places as the Board of Trustees may from time to time determine, except as otherwise required by law.

Section 8. Consent to Jurisdiction and Waiver of Jury Trial. Each of the Trustees, and, by acquiring and holding Shares of any Class or Series of the Trust, each Shareholder, hereby agrees to: (a) the non-exclusive jurisdiction of the courts of the State of Delaware and any Federal court sitting in Wilmington, Delaware, and (b) service of process by mail at the last known address of such Trustee or Shareholder as set forth in the records of the Trust. In connection with any suit, action, or proceeding brought by or in the right of any Shareholder or any person claiming an interest in any Shares, including any claim of any nature against the Trust, any Series or Class, the Trustees or officers of the Trust, all Shareholders and all other such persons hereby irrevocably waive the right to a trial by jury to the fullest extent permitted by law.

Section 9. Counterparts. This Trust Instrument may be signed in counterparts.

IN WITNESS WHEREOF, the undersigned, being the Trustees, have executed this Trust Instrument as of the date first above written.

/s/ William Craig George	/s/ Grady R. Hazel

William Craig George As Trustee and not individually	Grady R. Hazel As Trustee and not individually

/s/ David Cox, Sr.	/s/ David B. McMillan

David Cox, Sr. As Trustee and not individually	David B. McMillan As Trustee and not individually

/s/ Thomas G. Evans	/s/ Franklin R. Morgan

Thomas G. Evans As Trustee and not individually	Franklin R. Morgan As Trustee and not individually

/s/ Randall T. Hahn, D.Min.	/s/ Ronald D. Murff

Randall T. Hahn, D.Min. As Trustee and not individually	Ronald D. Murff As Trustee and not individually

/s/ Barry D. Hartis

Barry D. Hartis As Trustee and not individually

SCHEDULE A

TO

GUIDESTONE FUNDS

AMENDED AND RESTATED TRUST INSTRUMENT

As of November 12, 2020

Series	Class(es)

MyDestination 2015 Fund	Institutional Investor

MyDestination 2025 Fund	Institutional Investor

MyDestination 2035 Fund	Institutional Investor

MyDestination 2045 Fund	Institutional Investor

MyDestination 2055 Fund	Institutional Investor

Conservative Allocation Fund	Institutional Investor

Balanced Allocation Fund	Institutional Investor

Growth Allocation Fund	Institutional Investor

Aggressive Allocation Fund	Institutional Investor

Money Market Fund	Institutional Investor

Low-Duration Bond Fund	Institutional Investor

Medium-Duration Bond Fund	Institutional Investor

Extended-Duration Bond Fund	Institutional Investor

Global Bond Fund	Institutional Investor

Series	Class(es)

Strategic Alternatives Fund	Institutional Investor

Defensive Market Strategies Fund	Institutional Investor

Equity Index Fund	Institutional Investor

Global Real Estate Securities Fund	Institutional Investor

Value Equity Fund	Institutional Investor

Growth Equity Fund	Institutional Investor

Small Cap Equity Fund	Institutional Investor

International Equity Index Fund	Institutional

International Equity Fund	Institutional Investor

Emerging Markets Equity Fund	Institutional Investor

Global Impact Fund	Institutional Investor